As filed with the Securities and Exchange Commission on December 2, 2025

Registration No. 333-284501

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-1 ON FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Primo Brands Corporation

(Exact name of registrant as specified in its charter)

Delaware	99-3483984
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1150 Assembly Drive, Suite 800 Tampa, Florida 33607	900 Long Ridge Road, Building 2 Stamford, Connecticut 06902
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (813) 544-8515

Hih Song Kim

Chief Legal Officer and Corporate Secretary

1150 Assembly Drive, Suite 800

Tampa, Florida 33607

(813) 544-8515

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jason M. Licht

R. Charles Cassidy III

Latham & Watkins LLP

555 Eleventh Street, NW, Suite 1000

Washington, D.C. 20004

(202) 637-2200

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The registration statement of Primo Brands Corporation (the “Company”, “us”, or “our”) on Form S-1 (File No. 333-284501) originally declared effective by the Securities and Exchange Commission (the “SEC”) on March 7, 2025 (the “Existing Registration Statement”) covered the (i) resale or other disposition of up to 218,618,368 shares (the “Original Resale Shares”) of our Class A common stock, par value $0.01 per share (the “Class A common stock”), by the selling stockholders named in the Existing Registration Statement or their Permitted Transferees (as defined therein) and (ii) issuance by us of up to 206,040 shares of Class A common stock reserved for issuance upon the exercise of options to purchase shares of Class A common stock, with a weighted average exercise price of $14.63 (the “Options”).

This Post-Effective Amendment No. 1 to the Existing Registration Statement (this “Post-Effective Amendment No. 1”) (a) is being filed to convert the Existing Registration Statement on Form S-1 into a registration statement on Form S-3, and (b) contains an updated prospectus relating to (i) the resale or other disposition of up to 116,210,806 shares (the “Resale Shares”) of Class A common stock by the selling stockholder named herein or its Permitted Transferees, or the amount of Original Resale Shares remaining following the resale of shares pursuant to the Existing Registration Statement, and (ii) the issuance of up to 58,488 shares underlying the Options (the “Option Shares”), or the amount remaining following the issuance of shares in connection with the exercise of Options referred to in the Existing Registration Statement. This Post-Effective Amendment No. 1 amends and restates the information contained in the Existing Registration Statement under the headings contained herein.

All filing fees payable in connection with the registration of the Resale Shares and the Option Shares covered by this Post-Effective Amendment No. 1 were paid by the Company at the time of the initial filing of the Existing Registration Statement. No additional securities are registered hereby.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 2, 2025

PRELIMINARY PROSPECTUS

Primo Brands Corporation

Resale of up to 116,210,806 Shares of Class A Common Stock

Issuance of up to 58,488 shares of Class A Common Stock underlying Options

This prospectus relates to the (i) resale or other disposition of up to 116,210,806 shares (the “Resale Shares”) of our Class A common stock, par value $0.01 per share (the “Class A common stock”), by the selling stockholder named in this prospectus or its Permitted Transferees (as defined herein) and (ii) issuance by us of up to 58,488 shares of Class A common stock (the “Option Shares”) reserved for issuance upon the exercise of options to purchase shares of Class A common stock, with a weighted-average exercise price of $15.18 per share.

On November 8, 2024, we consummated the transactions contemplated by that certain Arrangement Agreement and Plan of Merger, dated as of June 16, 2024, as amended by that certain Amendment No. 1 thereto dated October 1, 2024 (as amended, the “Arrangement Agreement”), by and among Primo Water Corporation, a company existing under the laws of Ontario (“Primo Water”), Triton Water Parent, Inc., formerly a Delaware corporation (“BlueTriton”), Primo Brands Corporation (formerly known as Triton US HoldCo, Inc.), a Delaware corporation and formerly a wholly-owned subsidiary of BlueTriton (“Primo Brands” or the “Company”), Triton Merger Sub 1, Inc., formerly a wholly-owned subsidiary of the Company (“Merger Sub”), and 1000922661 Ontario Inc., formerly a wholly-owned subsidiary of the Company (“Amalgamation Sub”). As contemplated by the Arrangement Agreement, Amalgamation Sub acquired all of the issued and outstanding common shares of Primo Water in exchange for shares of our Class A common stock, followed immediately by an amalgamation of Primo Water and Amalgamation Sub, with the resulting amalgamated entity, named “Primo Water Corporation,” becoming a wholly-owned subsidiary of the Company (the “Arrangement”). Following the Arrangement, Merger Sub merged with and into BlueTriton (the “Merger”), with BlueTriton surviving the Merger as a wholly-owned subsidiary of the Company. Immediately following the Merger, and as part of one integrated transaction with the Merger, BlueTriton, as the surviving company in the Merger, merged with and into the Company (the “Subsequent Merger” and, together with the Merger, the “Mergers” and, collectively with the Arrangement, the “Transaction”), with the Company being the surviving corporation in the Subsequent Merger. As a result of the Transaction, Primo Water and Triton Water Intermediate, Inc., previously a wholly-owned subsidiary of BlueTriton, became wholly-owned subsidiaries of the Company.

We are registering the offer and sale from time to time of the Resale Shares covered by this prospectus pursuant to the selling stockholder’s registration rights under a stockholders agreement between us and the selling stockholder. Subject to any contractual restrictions on it selling the shares of our Class A common stock that it holds, the selling stockholder may offer, sell, or distribute all or a portion of its shares of our Class A common stock publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from the sale of the Resale Shares owned by the selling stockholder. We will receive the proceeds from any exercise of the Options (as defined herein) for cash, which we intend to use for general corporate and working capital purposes. See “Use of Proceeds” for additional information. Any proceeds from the exercise of the Options would increase our liquidity, but we are not currently budgeting for any cash proceeds from the exercise of Options when planning for our operational funding needs. We will bear all costs, expenses, and fees in connection with the registration of these shares of our Class A common stock, including with regard to compliance with state securities or “blue sky” laws. The selling stockholder will bear all commissions and discounts, if any, attributable to its sale of Resale Shares. See “Plan of Distribution” beginning on page 21 of this prospectus.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 11 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN ANY APPLICABLE PROSPECTUS SUPPLEMENT OR DOCUMENT INCORPORATED BY REFERENCE HEREIN OR THEREIN TO READ ABOUT CERTAIN FACTORS YOU SHOULD CAREFULLY CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our Class A common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “PRMB.” On December 1, 2025 the last reported sale price of our Class A common stock was $16.41 per share.

Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is    , 2025.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC (as defined herein) using a shelf registration process. By using a shelf registration statement, we and the selling stockholder may sell securities from time to time and in one or more offerings as described in this prospectus. Each time that we or the selling stockholder offer and sell securities, we or the selling stockholder will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

This prospectus contains or incorporates by reference information that you should consider when making your investment decision. Neither we, nor the selling stockholder, have authorized anyone to provide you with any information or to make any representations other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement, or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the selling stockholder take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The selling stockholder will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described herein or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations, and prospects may have changed materially since those dates. Accordingly, investors should not place undue reliance on this information.

When we refer to “we,” “our,” “us” and the “Company” in this prospectus, we mean Primo Brands Corporation, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements and forward-looking information within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical facts contained herein may be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “forecasts,” “predicts,” “potential,” or “continue,” or the negative of these terms or other similar expressions. The forward-looking statements contained in this prospectus and the documents incorporated by reference herein include, but are not limited to, statements regarding our expectations and objectives for future operations, anticipated benefits from the Transaction, growth opportunities, diversification of customer base, customer relationships, sustainability goals, service efficiency and costs, route density and network optimization, attraction and retention of associates, e-commerce capabilities, availability of packaging and source materials, the outcome of pending litigation, contract negotiations, capital resources, payment of dividends, liquidity and effects of recent federal legislation.

The forward-looking statements contained in this prospectus and any information incorporated by reference are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. Forward-looking statements involve known and unknown risks, uncertainties, and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements, including, but not limited to, the important factors discussed in Part I, Item 1A. in our Annual Report on Form 10-K for the year ended December 31, 2024. The forward-looking statements contained, or incorporated by reference, in this prospectus are based upon information available to us as of the date of this filing, and while we believe such information is a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and you are cautioned not to unduly rely upon these statements. Many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in such forward-looking statements, including but not limited to:

•	our ability to manage our expanded operations following the business combination;

•	we have no operating or financial history as a combined company;

•	we face significant competition in the segment in which we operate;

•	our success depends, in part, on our intellectual property;

•	we may not be able to consummate acquisitions, or acquisitions may be difficult to integrate, and we may not realize the expected benefits;

•	our business is dependent on our ability to maintain access to our water sources;

•	our ability to respond successfully to consumer trends related to our products;

•	the loss or reduction in sales to any significant customer;

•	our packaging supplies and other costs are subject to price increases;

•	the Sponsor Stockholders (as defined herein) own a significant amount of the voting power of the Company, and their interests may conflict with or differ from the interests of other stockholders;

•	legislative and executive action risks;

•	risks related to sustainability matters;

•	costs to comply with developing laws and regulations, including those surrounding the production and use of plastics, as well as related litigation relating to plastics pollution;

•	our products may not meet health and safety standards or could become contaminated, and we could be liable for injury, illness, or death caused by consumption of our products;

•	risks related to recently announced tariff programs;

•	risks related to loss of controlled company status;

•	risks related to uncertainties regarding the interpretation of tax laws and regulations; and

•	risks associated with our substantial indebtedness.

These and other factors are more fully discussed in the “Risk Factors” section and elsewhere in this prospectus or in the documents incorporated by reference herein. These risks could cause our actual results to differ materially from those implied by forward-looking statements included, or incorporated by reference, in this prospectus. Even if our results of operations, financial condition and liquidity and the development of the industry in which we operate are consistent with the forward-looking statements contained or incorporated by reference in this prospectus, those results or developments may not be indicative of results or developments in subsequent periods.

All information contained or incorporated by reference in this prospectus is materially accurate and complete as of the date of such statement. You should keep in mind, however, that any forward-looking statement made by us in this prospectus or elsewhere speaks only as of the date on which we make it. New risks and uncertainties come up from time to time, and it is impossible for us to predict these events or how they may affect us. We have no obligation to update any forward-looking statements included or incorporated by reference in this prospectus after the date such statements were made, except as required by federal securities laws. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters and attributable to us or any other person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to within this prospectus and the documents incorporated by reference herein or therein. In light of these risks and uncertainties, you should keep in mind that any event described in a forward-looking statement made or incorporated by reference in this prospectus or elsewhere might not occur.

DEFINITIONS

As used in this prospectus, unless we state otherwise or the context otherwise requires:

•	“we,” “us,” “our,” “Primo Brands,” the “Company,” and similar references refer to Primo Brands Corporation and its consolidated subsidiaries, unless the context otherwise requires.

•	“BlueTriton” refers to Triton Water Parent, Inc., formerly a Delaware corporation.

•	“Board” refers to the board of directors of Primo Brands.

•	“Closing” refers to November 8, 2024, the date on which the Transaction was consummated.

•	“Exchange Act” refers to the U.S. Securities Exchange Act of 1934, as amended.

•

“Legacy Primo” refers to businesses associated with the acquisition by Cott Corporation of Primo Water on March 2, 2020, following which Cott Corporation changed its corporate name to Primo Water Corporation and its ticker symbol on the NYSE and Toronto Stock Exchange to “PRMW.”

•	“NYSE” refers to the New York Stock Exchange.

•	“One Rock” refers to One Rock Capital Partners, LLC.

•

“Option” refers to each option held by former Primo Water employees to purchase (i) up to 34,856 shares of Class A common stock pursuant to the Legacy Primo Water Corporation Equity Incentive Plan and (ii) up to 23,632 shares of Class A common stock pursuant to the Legacy Primo Water Corporation 2018 Equity Incentive Plan, the “Option Shares.”

•

“ORCP” refers to Triton Water Parent Holdings, LP, a Delaware limited partnership, the holder of all of the common stock of BlueTriton prior to the Transaction (the “Initial ORCP Stockholder”) or any other investment vehicles affiliated with One Rock, including Triton Water Equity Holdings, LP.

•	“ORCP Group” refers to ORCP and ORCP’s affiliates, including any group (as defined in Rule 13d-3 or the Exchange Act) that includes ORCP or its affiliates.

•	“ORCP Stockholders” refers to the Sponsor Stockholders who are affiliated with ORCP.

•	“Primo Water” refers to Primo Water Corporation, a company existing under the laws of Ontario and, as a result of the Transaction, a direct subsidiary of Primo Brands.

•	“Securities Act” refers to the Securities Act of 1933, as amended.

•	“Sponsor Stockholders” refers to the Initial ORCP Stockholder and certain of its Permitted Transferees (as defined in the Stockholders Agreement), if any.

•	“Stockholders Agreement” means that certain stockholders agreement, dated as of November 7, 2024, by and between the Company and the Initial ORCP Stockholder.

•	“Transaction” refers to the business combination of BlueTriton and Primo Water, which was consummated on November 8, 2024.

TRADEMARKS, TRADE NAMES AND SERVICE MARKS

We own or have rights to trademarks, service marks, or trade names that we use in connection with the operation of our business. In addition, we have trademark and service mark rights to our names, logos, and website names and addresses. The trademarks and service marks that we own or have the right to use include, among others, Poland Spring®, Pure Life®, Arrowhead®, Deer Park®, Ice Mountain®, Mountain Valley®, Ozarka®, Primo Water™, Saratoga®, Sparkletts®, Zephyrhills®, AC+ION®, and Splash Refresher™. Solely for convenience, in some cases, the trademarks, service marks, and trade names referred to in this prospectus are listed without the applicable ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to these trademarks, service marks, and trade names. Other trademarks and service marks referenced in this prospectus are, to our knowledge, property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks, or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

INDUSTRY AND MARKET DATA

Industry and market data used throughout this prospectus or the documents incorporated by reference herein were obtained from third-party sources and industry reports and publications, websites, and other publicly available information, as well as industry and other data prepared by the Company, or on its behalf, on the basis of its knowledge of the markets in which it operates, including information provided by suppliers, partners, clients, and other industry participants. Certain statistics regarding consumer volume consumption, ranking, and industry information included or incorporated by reference in this prospectus are based on estimates of management of the Company. These estimates have been derived from the knowledge and experience of the Company in the industry in which it operates and consumers to which it sells its products, as well as information obtained from surveys, reports by research firms, its customers, distributors, suppliers, trade and business organizations, and other contacts in the industries into which it sells its products.

We believe that the market and economic data presented throughout, or incorporated by reference in, this prospectus is accurate as of the date of this prospectus and, with respect to data prepared by us or on our behalf, that the estimates and assumptions used by us are currently appropriate and reasonable. Actual outcomes may vary materially from those forecasted in such reports or publications, and the prospect for material variation can be expected to increase as the length of the forecast period increases. Although we believe it to be reliable, we have not independently verified any of the data from third-party sources referred to, or incorporated by reference, in this prospectus, analyzed or verified the underlying studies or surveys relied upon or referred to by such sources, or ascertained the underlying market, economic, and other assumptions relied upon by such sources. Market and economic data is subject to variations and cannot be verified due to limits on the availability and reliability of data inputs, the voluntary nature of the data gathering process, and other limitations and uncertainties inherent in any statistical survey.

While we are not aware of any misstatements regarding the industry data presented herein, estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Risk Factors” and “Special Note Regarding Forward-Looking Statements” included, or incorporated by reference, in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is www.primobrands.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 27, 2025;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025, and September 30, 2025, filed with the SEC on May 8, 2025, August 7, 2025, and November 6, 2025, respectively;

•

portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 20, 2025, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December  31, 2024, filed with the SEC on February 27, 2025;

•

our Current Reports on Form 8-K filed with the SEC on January 24, 2025, January  28, 2025, February  10, 2025, February  12, 2025, February  20, 2025, February  27, 2025, March  3, 2025, March  12, 2025, March  21, 2025, May  2, 2025, May  12, 2025, May  21, 2025, August  6, 2025, September  12, 2025, November  6, 2025 and November 10, 2025;

•

the description of our Class  A common stock contained in our registration statement on Form 8-A (File No. 000-56706), filed with the SEC under Section 12(b) of the Exchange Act on November  8, 2024, as updated by Exhibit 4.6 to our Annual Report on Form 10-K, for the year ended December 31, 2024, filed with the SEC on February 27, 2025, and any amendment or report filed with the SEC for the purpose of updating the description;

•

the (i) audited consolidated financial statements of Primo Water and the notes thereto for the fiscal years ended December 30, 2023, and December 31, 2022 and for each of the three years in the period ended December 30, 2023, including the independent registered public accounting firm’s report, (ii) management’s discussion and analysis of financial condition and results of operations for such periods, in each case, included in Primo Water’s Annual Report on Form 10-K for the fiscal year ended December 30, 2023, filed with the SEC on February 28, 2024 and (iii) Management’s Report on Internal Control over Financial Reporting under Item 9A in Primo Water’s Annual Report on Form 10-K for the fiscal year ended December 30, 2023, filed with the SEC on February 28, 2024; and

•

the (i) unaudited interim consolidated financial statements of Primo Water as of September 28, 2024 and for the three and nine month periods ended September 28, 2024 and September 30, 2023, and (ii) management’s discussion and analysis of financial condition and results of operations for such periods, in each case, included in Primo Water’s Quarterly Report on Form 10-Q for the quarterly period ended September 28, 2024, filed with the SEC on November 7, 2024.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Primo Brands Corporation

Attention: Investor Relations

1150 Assembly Drive, Suite 800

Tampa, Florida 33607

Telephone: (813) 544-8515

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

THE COMPANY

Our Company

Primo Brands is a leading North American branded beverage company focused on healthy hydration, delivering responsibly sourced diversified offerings across products, formats, channels, price points, and consumer occasions, distributed in every U.S. state and Canada.

We have a comprehensive portfolio of highly recognizable and conveniently packaged branded water and beverages that reach consumers whenever, wherever, and however they hydrate through distribution across retail outlets, away from home such as hotels and hospitals, and hospitality and food service accounts, as well as direct delivery to homes and businesses. These brands include established “billion-dollar brands” Poland Spring® and Pure Life®, premium brands like Saratoga® and The Mountain Valley®, leading regional spring water offerings such as Arrowhead®, Deer Park®, Ice Mountain®, Ozarka®, and Zephyrhills®, purified brands including Primo Water® and Sparkletts®, and flavored and enhanced beverages like Splash Refresher™ and AC+ION®. Primo Brands also has an industry-leading line-up of innovative water dispensers, which create consumer connectivity through recurring water purchases. Primo Brands operates a vertically integrated coast-to-coast network that distributes its brands to more than 200,000 retail outlets, as well as directly reaching customers and consumers through its Direct Delivery, Exchange and Refill offerings. Through Direct Delivery, Primo Brands delivers responsibly sourced hydration solutions direct to home and business customers. Through its Exchange business, consumers can visit approximately 26,500 retail locations and purchase a pre-filled, multi-use bottle of water that can be exchanged after use for a discount on the next purchase. Through its Refill business, consumers have the option to refill empty multi-use bottles at approximately 23,500 self-service refill stations. Primo Brands also offers water filtration units for home and business customers across North America. Primo Brands is a leader in reusable beverage packaging, helping to reduce waste through its multi-serve bottles and innovative brand packaging portfolio, which includes recycled plastic, aluminum, and glass. Primo Brands has a portfolio of over 80 springs and actively manages water resources to help assure a steady supply of quality, safe drinking water today and in the future. Primo Brands also helps conserve over 28,000 acres of land across the U.S. and Canada. Primo Brands is proud to partner with the International Bottled Water Association (“IBWA”) in North America, which supports strict adherence to safety, quality, sanitation, and regulatory standards for the benefit of consumer protection. Primo Brands is committed to supporting the communities it serves, investing in local and national programs and delivering hydration solutions following natural disasters and other local community challenges. Primo Brands employs more than 12,000 associates with dual headquarters in Tampa, Florida, and Stamford, Connecticut.

Our Company History

We were formed as Triton US HoldCo, Inc., a Delaware corporation, on June 10, 2024 in connection with the Transaction and changed our name to Primo Brands Corporation upon consummation of the Transaction. As a result of the Transaction, both Primo Water and Triton Water Intermediate, Inc., previously a wholly owned subsidiary of BlueTriton, are wholly owned subsidiaries of Primo Brands. We are dual headquartered at 1150 Assembly Drive, Suite 800, Tampa, Florida 33607 and at 900 Long Ridge Road, Building 2, Stamford, Connecticut 06902. Our telephone number is (813) 544-8515. Our website address is www.primobrands.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before deciding whether to invest in our securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section entitled “Special Note Regarding Forward-Looking Statements” included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

USE OF PROCEEDS

We are not selling any securities under this prospectus. All of the shares of Class A common stock offered by the selling stockholder named herein pursuant to this prospectus will be sold by the selling stockholder for its account. We will not receive any of the proceeds from these sales.

The selling stockholder will pay any underwriting fees, discounts, selling commissions, and stock transfer taxes incurred by the selling stockholder in disposing of its shares of Class A common stock, and we will bear, to the extent they have not been paid, all other costs, fees, and expenses incurred in effecting the registration of such securities covered by this prospectus, including, without limitation, all registration and filing fees and reasonable fees and disbursements of counsel and our independent certified public accountants.

We will receive the proceeds from any exercise of Options for cash. Assuming the exercise of all Options for cash at the weighted-average exercise price of $15.18 per share, we may receive proceeds of up to an aggregate of approximately $0.9 million. Unless we inform you otherwise in a prospectus supplement, we intend to use the net proceeds from the exercise of Options for general corporate and working capital purposes. Any proceeds from the exercise of Options would increase our liquidity, but we are not currently budgeting for any cash proceeds from the exercise of Options when planning for our operational funding needs. The Company will have broad discretion over the use of any such proceeds. There is no assurance that the holders of the Options will elect to exercise any or all of such options.

DESCRIPTION OF CAPITAL STOCK

The following summary describes our capital stock as well as certain provisions of our amended and restated certificate of incorporation, amended and restated bylaws, and Stockholders Agreement, as well as the General Corporation Law of the State of Delaware (the “DGCL”). Because the following is only a summary, it does not contain all of the information that may be important to you, is not intended to be complete, and is qualified in its entirety by reference to our amended and restated certificate of incorporation, amended and restated bylaws, and Stockholders Agreement, each of which are filed as exhibits to the registration statement of which this prospectus forms a part.

General

The total amount of our authorized capital stock consists of (i) 800,000,000 shares of Class A common stock, par value $0.01 per share; (ii) 100,000,000 shares of Class B common stock, par value $0.01 per share; and (iii) 100,000,000 shares of preferred stock, par value $0.01 per share (our “preferred stock”).

Our Board is authorized, without stockholder approval, except as required by the rules of the NYSE and subject to the rights granted to the ORCP Stockholders pursuant to the Stockholders Agreement, to issue additional shares of our capital stock.

As of December 1, 2025, we had approximately 36 holders of record of the Class A common stock, although there is a much larger number of beneficial holders of Class A common stock. The actual number of stockholders is greater than the number of record holders stated above, and includes stockholders who are beneficial owners, but whose shares are held in “street name” by brokers and other nominees. Of the authorized shares of our capital stock, 365,631,284 shares of Class A common stock were issued and outstanding, no shares of Class B common stock were issued and outstanding, and no shares of preferred stock were issued and outstanding as of December 1, 2025.

Common Stock

The Company has two classes of authorized common stock: Class A common stock and Class B common stock. The rights of holders of Class A common stock and Class B common stock are identical, except with respect to voting and conversion rights. As of December 1, 2025, there are no shares of Class B common stock outstanding.

Voting Rights

Each holder of Class A common stock is entitled to one vote for each share of Class A common stock on each matter submitted to a vote of stockholders.

Each holder of Class B common stock will be entitled to one vote for each share of Class B common stock on each matter submitted to a vote of stockholders, except that holders of Class B common stock will not be entitled to vote on the election, appointment, or removal of directors of the Company. The holders of Class A common stock and Class B common stock will generally vote together as a single class on all matters submitted to a vote of our stockholders, unless otherwise required by Delaware law or our certificate of incorporation, and except that holders of Class B common stock will not be entitled to vote on the election, appointment, or removal of our directors. Delaware law could require either holders of Class A common stock or Class B common stock to vote separately as a single class in the following circumstances:

•

if we were to seek to amend our certificate of incorporation to increase or decrease the par value of a class of the Company’s capital stock, then that class would be required to vote separately to approve the proposed amendment; and

•

if we were to seek to amend our certificate of incorporation in a manner that alters or changes the powers, preferences, or special rights of a class of the Company’s capital stock in a manner that affected holders adversely, then that class would be required to vote separately to approve the proposed amendment.

In addition, the affirmative vote of holders of at least 66 2⁄3% of the voting power of all of the then-outstanding voting stock will be required to take certain actions, including amending certain provisions of our certificate of incorporation, including the provisions relating to amending our bylaws and director or officer liability.

For so long as any shares of Class B common stock are outstanding, the unanimous vote of the holders of shares of Class B common stock will be required to take certain actions, including amending the provisions of our certificate of incorporation relating to the equal treatment of the shares of Class B common stock and to the voting and conversion rights relating to the shares of Class B common stock.

Conversion Rights

Our certificate of incorporation provides that any shares of Class B common stock shall automatically convert into an equal number of shares of Class A common stock.

Once converted into shares of Class A common stock, the shares of Class B common stock shall not be reissued.

Consent Rights

Pursuant to the Stockholders Agreement, for so long as the ORCP Stockholders own at least 30% of the outstanding shares, the prior written approval of the ORCP Stockholders will be required in order for the Company to do any of the following:

•	authorize, create, or issue any shares or other equity securities, or securities convertible into equity securities, including the designation of preferred stock, other than:

•	issuances to the Company or its wholly-owned subsidiaries;

•	issuances of up to 3% of the outstanding equity securities of the Company or any of its subsidiaries;

•

issuances pursuant to an equity compensation plan that came into effect at the Closing or approved by the Board, or upon the conversion of convertible securities outstanding at the Closing or approved pursuant to the above requirements;

•	upon the conversion of convertible securities outstanding at the Closing or approved pursuant to the above requirements;

•	enter into or materially amend any joint ventures or similar business alliances with a fair market value of greater than $200 million;

•	enter into or materially amend any agreement providing for the acquisition or divestiture of assets or securities providing for aggregate consideration in excess of $200 million;

•	declare or pay dividends to stockholders on a non-pro rata basis or in excess of $175 million in the aggregate in any fiscal year;

•

redeem or repurchase equity securities, other than (i) from a departing associate, officer, director, or independent contractor as contemplated by the applicable equity plan or award agreement; or (ii) in connection with the clawback of erroneously awarded compensation in compliance with SEC rules;

•

incur indebtedness for borrowed money that would cause the total net leverage ratio (as such term or equivalent term is customarily defined) of the Company to exceed 3.5x, other than (i) incurrences under the senior note indentures in existence at Closing; and (ii) incurrences made in the ordinary course of business under the BlueTriton credit agreements in existence at the Closing;

•

amend, modify, waive, or repeal any provision of the Stockholders Agreement or the organizational documents of the Company or any of its subsidiaries that adversely affects the powers, preferences, rights, or protections of the ORCP Stockholders or the Sponsor Nominees (as defined in the Stockholders Agreement), increases the liability of a Sponsor Nominee, or adversely affects the Company’s ability to perform its obligations under the Stockholders Agreement;

•	designate a director to the Board other than in accordance with our certificate of incorporation; and

•	enter into an agreement to do any of the foregoing.

Pursuant to the Stockholders Agreement, approval of 66 2/3% of the Board will be required in order for the Company to do any of the following:

•

issue shares or other equity securities, including any preferred stock, to the Initial ORCP Stockholder and certain of its permitted transferees, other than to ORCP pursuant to its purchase rights described below under “—Purchase and Notice Rights”;

•	enter into or effect a change of control (as defined in any of the senior note indentures in existence at Closing) or similar transaction;

•	increase or decrease the size of the Board or the board of directors of any subsidiary, or any committee thereof, other than as specified above; and

•	initiate a voluntary liquidation, dissolution, winding up, bankruptcy, or other insolvency proceeding of the Company or any of its material subsidiaries.

Purchase and Notice Rights

Pursuant to the Stockholders Agreement, so long as the ORCP Stockholders beneficially own at least 15% of the shares of Class A common stock, the ORCP Stockholders will have the right to purchase their pro rata portion of any equity securities newly offered by the Company or any of our subsidiaries in a public or non-public offering of equity securities, other than in certain circumstances, including issuances of equity securities to directors, officers, associates, or consultants, issuances pursuant to equity incentive or similar benefits plans, issuances made as consideration for any acquisition by the Company or as part of a strategic partnership or commercial arrangement on an arms-length basis, issuances pursuant to a stock split, stock dividend, reclassification, reorganization, or similar event, issuances upon the conversion of shares of Class B common stock issued to the ORCP Stockholders, and issuances of shares of a subsidiary to the Company or a wholly-owned subsidiary of the Company. We are required to provide the ORCP Stockholders with written notice at least seven business days prior to any intended issuance of such new equity securities.

We are required to provide the ORCP Stockholders with written notice at least five business days prior to any (i) issuance of additional shares of Class A common stock, including any issuances pursuant to an equity compensation plan; or (ii) repurchase of any shares of Class A common stock, including pursuant to a share repurchase program established by the Board.

Information Rights

For so long as a Sponsor Stockholder beneficially owns at least 5% of the Class A common stock, we will provide such Sponsor Stockholder with annual, quarterly, and monthly financial statements, an annual budget, and such other information and access as is reasonably requested.

Fully Paid and Non-Assessable

All of our outstanding shares of capital stock are fully paid and non-assessable.

Preferred Shares

There are no shares of preferred stock outstanding. Under the terms of our certificate of incorporation, the Board is authorized to direct the Company to issue shares of preferred stock in one or more series without stockholder approval, unless required by law or by any stock exchange, and subject to the rights granted to the ORCP Stockholders pursuant to the Stockholders Agreement. The Board has the discretion to determine the rights, preferences, privileges, and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges, and liquidation preferences, of each series of preferred stock.

Subject to the rights granted to the ORCP Stockholders pursuant to the Stockholders Agreement, the Board may authorize the issuance of shares of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of shares. The issuance of shares of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, or preventing a change in control of the Company that may otherwise benefit holders of shares and may adversely affect the market price of the shares of Class A common stock and the voting and other rights of the holders of shares. The Company has no current plans to issue any shares of preferred stock.

Stockholders Agreement

In connection with the Transaction, we entered into the Stockholders Agreement, pursuant to which the ORCP Stockholders have certain governance and other rights.

Pursuant to the Stockholders Agreement, the ORCP Stockholders may request that we conduct a registered offering of their Class A common stock, subject to certain conditions. The Initial ORCP Stockholder and any other Permitted Designee (as defined in the Stockholders Agreement) that is affiliated with ORCP (collectively, the “ORCP Stockholders”) that beneficially owns 5% of the outstanding shares of Class A common stock may exercise piggyback rights to participate in any registered offering of Class A common stock conducted at their request or at our initiative. Pursuant to the Stockholders Agreement, we agreed to file a shelf registration statement as promptly as practicable to register the resale by the Sponsor Stockholders of their respective shares of Class A common stock from time to time. The ORCP Stockholders have the right to request a takedown offering of shares off of an effective shelf registration statement, and the ORCP Stockholders and any other Sponsor Stockholders that beneficially own greater than 5% of the outstanding shares of Class A common stock will have piggyback registration rights with respect to such a takedown.

Sponsor Stockholders who are not ORCP Stockholders (collectively, “Other Sponsor Stockholders”) and who own at least 10% of the outstanding shares of Class A common stock may request a registered takedown if the shares of Class A common stock to be sold by such Other Sponsor Stockholder have an aggregate market value of at least $50 million. Such a request will require the consent of the ORCP Stockholders during the first 18 months after the consummation of the Transaction, and in the case of an Other Sponsor Stockholder beneficially owning 20% or more of the outstanding shares of Class A common stock, will be limited to two demand registrations, or, in the case of an Other Sponsor Stockholder beneficially owning between 10% and 20% of the outstanding shares of Class A common stock, will be limited to one demand registration.

Certain provisions of the Stockholders Agreement terminate upon the first to occur of: (i) the time at which a particular Sponsor Stockholder, as such term is defined in the Stockholders Agreement, ceases to beneficially own any shares of Class A common stock, (ii) as to a particular Sponsor Stockholder, receipt of written notice of termination by such Sponsor Stockholder to the Company and the Initial ORCP Stockholder, or (iii) receipt of written notice of termination for all Sponsor Stockholders by the Initial ORCP Stockholder holding a majority of the outstanding shares of Class A common stock held by all Sponsor Stockholders at such time.

Anti-Takeover Effects of Provisions of Delaware Law and our Organizational Documents

Certain provisions of Delaware law as well as our organizational documents, which are summarized below, may have the effect of delaying, deferring, or discouraging another person from acquiring control of the Company. They are also designed, in part, to encourage persons seeking to acquire control of the Company to negotiate first with the Board. We believe that the benefits of increased protection of the Company’s potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire the Company because negotiation of these proposals could result in an improvement of their terms.

Section 203 and Business Combinations

We have opted out of Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder. However, our certificate of incorporation includes a prohibition on such business combinations with interested stockholders, with the following exceptions:

•

the business combination or transaction which resulted in the stockholder becoming an interested stockholder was approved by the Board prior to the time that the stockholder became an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the Company’s voting stock outstanding at the time the transaction commenced, excluding shares owned by directors who are also officers of the Company and shares owned by associate stock plans in which associate participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or subsequent to the time the stockholder became an interested stockholder, the business combination was approved by the Board and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock of the Company which is not owned by the interested stockholder.

In general, our certificate of incorporation defines a “business combination” to include mergers, asset sales, and other transactions resulting in financial benefit to a stockholder and an “interested stockholder” as a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of our outstanding voting stock; provided, however, that an “interested stockholder” shall not include ORCP, certain persons to whom ORCP transfers shares or any of their respective affiliates. The application of the above provisions may have the effect of delaying, deferring, or preventing changes in control of the Company.

Dual-Class Stock

As described above in “ —Common Stock—Voting Rights,” our certificate of incorporation provides for a dual-class common stock structure, however we do not currently have any shares of Class B common stock outstanding.

Board Vacancies

Our certificate of incorporation provides that, subject to the rights of holders of shares of preferred stock or the Stockholders Agreement, vacancies occurring on the Board for any reason may be filled only by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by the sole remaining director, and shall not be filled by the stockholders.

Pursuant to our certificate of incorporation, if the Sponsor Stockholders beneficially owning at least 5% of our Class A common stock are entitled to nominate a number of Sponsor Nominees representing less than a majority of the directors of the Board, such Sponsor Stockholders beneficially owning at least 5% of the Company’s Class A common stock, together with the members of our Board designated for election by Primo Water prior to the Transaction (the “Unaffiliated Directors”), shall be entitled to mutually agree on any replacement of (including by filing a vacancy created by the resignation or removal of) one director of our Board to be mutually agreed by the Unaffiliated Directors and the Initial ORCP Stockholder to serve on the Board, and any successive replacements thereof.

Pursuant to the Stockholders Agreement, a resolution adopted by 66 2/3% of the Board is required in order to increase or decrease the size of the Board other than in accordance with the provisions of our certificate of incorporation. These provisions would prevent a stockholder from increasing the size of the Board and then gaining control of the Board by filling the resulting vacancies with its own nominees. This will make it more difficult to change the composition of the Board and will promote continuity of management.

Stockholder Action; Special Meeting of Stockholders

Our certificate of incorporation provides that any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders, and our stockholders do not have the right to act by written consent, except that any action required or permitted to be taken by the holders of preferred stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, if expressly so provided by the applicable certificate of designation relating to such series of preferred stock.

Our certificate of incorporation further provides that special meetings of the stockholders may be called only by or at the direction of the Board or the chairperson thereof. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our bylaws provide advance notice procedures for stockholders seeking to bring business before annual or special meetings of stockholders or to nominate candidates for election as directors at annual or special meetings of stockholders. Our bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude stockholders from bringing matters before annual or special meetings of stockholders or from making nominations for directors at annual or special meetings of stockholders if the proper procedures are not followed. We expect that these provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Company.

No Cumulative Voting

The DGCL provides that stockholders are not entitled to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our certificate of incorporation does not provide for cumulative voting.

Amendment of Organizational Documents Provisions

Our certificate of incorporation provides that Section 6 of Article IV (Capital Stock), Article VI (Board of Directors), Article VII (Stockholders), Article VIII (Liability), Article IX (Certain Stockholder Relationships), Article X (Amendment of the Certificate of Incorporation and Bylaws) and Article XI (DGCL Section 203 and Business Combinations) of our certificate of incorporation may not be amended without the affirmative vote of the holders of at least 66 2/3% of the voting power of the then-outstanding shares of voting stock entitled to vote thereon.

Further, if any shares of Class B common stock are outstanding, (i) any amendment to the voting or conversion rights of the shares of Class B common stock and any provisions relating to the equal treatment of shares of Class B common stock require both the affirmative vote of the holders of a majority of the outstanding shares of Class A common stock and the unanimous vote of the holders of the outstanding shares of Class B common stock; and (ii) any other amendment to the terms of the shares of Class B common stock requires the unanimous vote of the holders of the outstanding shares of Class B common stock.

Our certificate of incorporation provides that the Board has the power to amend our bylaws without the consent or vote of our stockholders in any manner not inconsistent with Delaware law or our certificate of incorporation.

Our bylaws provide that the stockholders also have the power to amend our bylaws with, in addition to any vote required by law, our certificate of incorporation or otherwise in our bylaws, the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of stock entitled to vote thereon, voting together as a single class.

Choice of Forum

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or if the Court of Chancery does not have, or declines to accept, jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) is the sole and exclusive forum for the following types of actions or proceedings: (i) any derivative action, suit, or proceeding brought on our behalf; (ii) any action, suit, or proceeding asserting a claim of breach of fiduciary duty owed by any of our directors, officers, or stockholders to the Company or to our stockholders; (iii) any action, suit, or proceeding asserting a claim arising pursuant to any provision of the DGCL or our certificate of incorporation, or bylaws (as either may be amended from time to time); (iv) any action, suit, or proceeding asserting a claim against the Company that is governed by the internal affairs doctrine; or (v) any action in the right of the Company asserting a claim as to which the DGCL confers jurisdiction upon the Court of Chancery of the State of Delaware. As a result, any action brought by any stockholders with regard to any of these matters will need to be filed in the Court of Chancery of the State of Delaware and cannot be filed in any other jurisdiction; provided that, the exclusive forum provision will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction; and provided further that, if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action may be brought in another state or federal court sitting in the State of Delaware.

Our bylaws also provide that the federal district courts of the United States of America are the exclusive forum for the resolution of any complaint asserting a cause or causes of action against the Company or any defendant arising under the Securities Act. Such provision is intended to benefit and may be enforced by the Company, its officers and directors, associates, and agents. Nothing in our bylaws precludes stockholders that assert claims under the Exchange Act from bringing such claims in state or federal court, subject to applicable law.

If any action, the subject matter of which is within the scope described above, is filed in a court other than a court located within the State of Delaware (a “Foreign Action”), in the name of any stockholder, such stockholder shall be deemed to have consented to the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the applicable provisions of our bylaws and having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. Although our bylaws contain the choice of forum provision described above, it is possible that a court could find that such a provision is inapplicable for a particular claim or action or that such provision is unenforceable.

This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Company or any of its directors, officers, other associates or stockholders, which may discourage lawsuits with respect to such claims or make such lawsuits more costly for stockholders, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder.

Limitations on Liability and Indemnification Matters

The DGCL gives corporations the power to indemnify persons in connection with proceedings that are brought by reason of the fact such person was or is acting pursuant to his or her corporate status. Our bylaws require the Company to indemnify (and advance expenses to) our directors, officers, and agents, to the fullest extent permitted by the DGCL.

Our bylaws provide that we are required to indemnify any director or officer made a party or threatened to be made a party to any type of proceeding by reason of the fact that he or she is or was a director or officer of the Company or, while serving as a director or officer of the Company, is or was serving at the request of the Company as a director, officer, associate, or agent of another corporation or entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such proceeding, unless such person instituted such proceeding not at the authorization in the specific case by the board of directors.

Our bylaws provide that we are required to indemnify any associate or agent of the Company made a party or threatened to be made a party to any type of proceeding because he or she is or was an associate or agent of the Company, or is or was serving at the request of the Company as a director, officer, associate, or agent of another corporation or entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such proceeding.

The DGCL provides that a Delaware corporation must indemnify a director or officer against expenses (including attorneys’ fees) incurred if such person successfully defends himself or herself in a proceeding to which such person was a party because he or she was a director or officer of the Delaware corporation. Our bylaws also provide that the Company shall pay expenses (including attorneys’ fees) incurred by any director or officer and may pay the expenses (including attorneys’ fees) incurred by any associate or agent, in each case in defending any proceeding with respect to which indemnification may be provided. Further, the DGCL provides and our bylaws provide that the Company may purchase and maintain insurance on behalf of any director, officer, associate, or agent of the Company against any liability asserted against such person and incurred by such person in any such capacity, whether or not the Company would have the power to indemnify such person against such liability.

The effect of these provisions is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director or officer for breach of fiduciary duties as a director or officer. These provisions may be held not to be enforceable for violations of the federal securities laws of the United States.

Transfer Agent and Registrar

The transfer agent and registrar for the Class A common stock is Computershare Trust Company N.A.

SELLING STOCKHOLDER

This prospectus also relates to the possible resale by one of our stockholders, who we refer to in this prospectus as the “selling stockholder,” of the Resale Shares. The selling stockholder may from time to time offer and sell any or all of the shares of Class A common stock set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “selling stockholder” in this prospectus, we mean the person listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees, and others who later come to hold any of the selling stockholder’s interest in the Class A common stock other than through a public sale.

The following table sets forth, as of the date of this prospectus, the name of the selling stockholder and the aggregate number of shares of Class A common stock that the selling stockholder may offer pursuant to this prospectus.

	Before the Offering		After the Offering
Name and Address of Selling Stockholder	Number of Shares of Class A Common Stock	Number of Shares of Class A Common Stock Being Offered	Number of Shares of Class A Common Stock
Triton Water Equity Holdings, LP(1)	116,210,806	116,210,806	—

(1)

Represents 116,210,806 shares of Class A common stock held by Triton Water Equity Holdings, LP. All of the shares held by Triton Water Equity Holdings, LP have been pledged as collateral pursuant to a margin loan. ORCP III DE TopCo GP, LLC is the general partner of Triton Water Parent Holdings, LP. Triton Water Parent Holdings, LP is the managing member of Triton Water Equity Holdings, GP, LLC, which is the general partner of Triton Water Equity Holdings, LP. R. Scott Spielvogel and Tony W. Lee are the managing members of ORCP III DE TopCo GP, LLC and have share voting and investment discretion with respect to the securities held of record by Triton Water Equity Holdings, LP. Accordingly, each of the persons and entities named in this footnote may be deemed to share beneficial ownership of the securities held of record by Triton Water Equity Holdings, LP. The principal business address of each of the entities and persons identified in this footnote is c/o One Rock Capital Partners, LLC, 45 Rockefeller Plaza, 39th Floor, New York, NY 10111.

PLAN OF DISTRIBUTION

The selling stockholder, which, as used herein, includes its Permitted Transferees, donees, pledgees, transferees, or other successors-in-interest (as a gift, pledge, partnership distribution, or other non-sale related transfer) selling securities received after the date of this prospectus from the selling stockholder that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part (collectively, the “holders”), may, from time to time, sell, transfer, or otherwise dispose of any or all of their shares on the NYSE or any other stock exchange, market, or trading facility on which such shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. We have registered the offer and sale of the securities covered by this prospectus so that those securities may be freely sold to the public by the selling stockholder. Registration of the resale of the securities covered by this prospectus does not mean, however, that those securities necessarily will be offered or resold by the selling stockholder.

The holders may use any one or more of the following methods when disposing of their shares of our Class A common stock:

•	an over-the-counter distribution in accordance with the rules of the applicable exchange;

•

through trading plans entered into by a selling stockholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and offer and sales by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	directly to purchasers, including through a specific bidding, auction, or other process or in privately negotiated transactions;

•	through one or more underwritten offerings on a firm commitment or best efforts basis;

•	settlement of short sales entered into after the date of this prospectus;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share;

•	distribution to associates, members, partners (including limited partners) or stockholders of the holders;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	through delayed delivery requirements;

•	by pledge to secured debts and other obligations;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

Such transactions may or may not involve brokers or dealers. In effecting sales, brokers, or dealers engaged by a holder may arrange for other brokers or dealers to participate. Broker-dealer transactions may include purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus, ordinary brokerage transactions, transactions in which the broker-dealer solicits purchasers, or block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the holders and/or the purchasers of the securities offered hereby for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). Any broker-dealers participating in the distribution of the securities covered by this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by any of those broker-dealers may be deemed to be underwriting commissions under the Securities Act (it being understood that the holders shall not be deemed to be underwriters solely as a result of their participation in this offering). The selling stockholder has advised us that they have not entered into any agreements, understandings, or arrangements with any broker-dealers regarding the sale of the securities covered by this prospectus.

A holder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners, or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution.

The holders also may transfer the securities in other circumstances, in which case the donees, pledgees, transferees, or other successors-in-interest (as a gift, pledge, partnership distribution, or other non-sale related transfer) that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part, will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a holder that such a donee, pledgee, transferee, or successor intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus or a post-effective amendment to the registration statement of which this prospectus is a part to name specifically such person as a holder.

The holders also may, from time to time, subject to any applicable provisions in our insider trading policy, pledge or grant a security interest in some or all of the shares of our Class A common stock owned by them, including, but not limited to, under margin provisions of customer agreements with their broker-dealers. If holders default in the performance of their margin loans or other secured obligations, the pledgees or secured parties may offer and sell their shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of holders to include the pledgee, transferee, or other successors in interest as holders under this prospectus. The holders also may transfer their shares in other circumstances, in which case the transferees, pledgees, or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our Class A common stock or interests therein, the holder may, subject to provisions in our insider trading policy, enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our securities in the course of hedging the positions they assume. The holder may also sell their securities short and deliver these securities to close out their short positions, or loan or pledge such securities to broker-dealers that in turn may sell these securities. The holder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the holder from the sale of the shares offered by them will be the purchase price of the share less discounts or commissions, if any. Each of the holders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of their shares to be made directly or through agents. We will not receive any of the proceeds from the sale of the Resale Shares.

The holders may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act.

The holders also may resell all or a portion of their shares in open market transactions in reliance upon Rule 144, provided that they meet the criteria and conform to the requirements of that rule.

In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions, or commissions from the holders or from purchasers of the offered shares for whom they may act as agents. In addition, underwriters may sell the shares to or through dealers, and those dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The holders and any underwriters, dealers, or agents participating in a distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the shares by the holders and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act.

If the holders use an underwriter or underwriters for any offering, we will name them, and set forth the terms of the offering, in a prospectus supplement pertaining to such offering and, except to the extent otherwise set forth in such prospectus supplement, the holders will agree in an underwriting agreement to sell to the underwriter(s), and the underwriter(s) will agree to purchase from the applicable holders, the number of shares of our Class A common stock set forth in such prospectus supplement. Any such underwriter(s) may offer the shares of our Class A common stock from time to time for sale in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. The underwriter(s) may also propose initially to offer the shares of our Class A common stock to the public at a fixed public offering price set forth on the cover page of the applicable prospectus supplement. The underwriter(s) may be granted an option, exercisable for 30 days after the date of the applicable prospectus supplement, to purchase additional shares from the applicable holders. In connection with an underwritten offering, we, our directors and officers, and/or other holders of our Class A common stock may agree with the underwriter(s), subject to certain exceptions, not to dispose of or hedge any Class A common stock or securities convertible into or exchangeable for shares of Class A common stock for a period of time after such offering.

In connection with an underwritten offering, the underwriter(s) may purchase and sell shares of Class A common stock in the open market. These transactions may include short sales, stabilizing transactions, and purchases to cover positions created by short sales. Short sales involve the sale by the underwriter(s) of a greater number of shares than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the amount of additional shares for which the underwriters’ option described above may be exercised. The underwriter(s) may cover any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to cover the covered short position, the underwriter(s) will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option described above. “Naked” short sales are any short sales that create a short position greater than the amount of additional shares for which the option described above may be exercised. The underwriter(s) must cover any such naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter(s) are concerned that there may be downward pressure on the price of the Class A common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of Class A common stock made by the underwriters in the open market prior to the consummation of the offering.

The underwriter(s) may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriter(s) a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

To the extent required, the shares of our Class A common stock to be sold, the names of the holders, the respective purchase prices and public offering prices, the names of any agent, dealer, or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In compliance with the guidelines of the FINRA, the aggregate maximum discount, commission, fees, or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 9% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

Upon our being notified by any holder that any material arrangement has been entered into with a broker-dealer for the sale of securities offered hereby through a block trade, special offering, exchange distribution, or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing:

•	the name of the participating broker-dealer(s);

•	the specific securities involved;

•	the initial price at which such securities are to be sold;

•	the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable; and

•	other facts material to the transaction.

To the extent required, we will use our best efforts to file one or more supplements to this prospectus to describe any material information with respect to the plan of distribution not previously disclosed in this prospectus or any material change to such information.

We have advised the holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the holders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The holders may indemnify any broker-dealer that participates in transactions involving the sale of their shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify and hold harmless, to the extent permitted by law, each selling stockholder, such selling stockholder’s officers, directors, employees, agents, fiduciaries, stockholders, managers, partners, members, affiliates, direct and indirect equityholders, consultants and representatives, and any successors and assigns thereof, and each underwriter of such securities and each other person, if any, who controls any ORCP Stockholder or such underwriter within the meaning of the Securities Act against all losses, claims, actions, damages, liabilities, and expenses (including with respect to actions or proceedings, whether commenced or threatened, and including reasonable attorney fees and expenses) (collectively, “Losses”), joint or several, to which the Sponsor Stockholders or such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such Losses arise out of or are based upon (i) any untrue or alleged untrue statement of material fact contained in (1) any registration statement, prospectus, preliminary prospectus, or free writing prospectus, or any amendment thereof or supplement thereto, or (2) any application or other document or communication (in this Section 3.4, collectively called an “application”) executed by or on behalf of the

Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify any securities covered by such registration under the “blue sky” or securities laws thereof, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act or any other similar federal or state securities laws or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance; and will reimburse any such indemnified party for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such Losses. Notwithstanding the foregoing, the Company shall not be liable in any such case to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, prospectus, preliminary prospectus, or free writing prospectus or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with information specifically regarding such indemnified party furnished to the Company through a written instrument duly executed by such indemnified party specifically for use in the preparation thereof.

We are required to pay all fees and expenses incident to the registration of the Resale Shares covered by this prospectus, including with regard to compliance with state securities or Blue Sky laws. Otherwise, transfer taxes and underwriters’, brokers’, and dealers’ discounts and commissions incurred in connection with the sale of Resale Shares of our Class A common stock offered hereby will be paid by the holder.

LEGAL MATTERS

The validity of the shares of Class A common stock offered hereby will be passed upon for us by Latham & Watkins LLP.

EXPERTS

Primo Brands Corporation

The financial statements as of December 31, 2024 and for the year ended December 31, 2024 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Primo Water Corporation

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 30, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Triton Water Parent, Inc.

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the years ended December 31, 2023 and 2022, as set forth in their report, which is incorporated by reference in this prospectus. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

Securities and Exchange Commission registration fee		$1,099,632	*
Legal fees and expenses	$		**
Accounting fees and expenses	$		**
Financial printing and miscellaneous expenses	$		**
Total	$		**

*	Previously paid.
**	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

Item 15.	Indemnification of Directors and Officers

Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit, or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue, or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of such person’s heirs, executors, and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Additionally, our certificate of incorporation limits the liability of our directors to the fullest extent permitted by the DGCL, and our bylaws provide that the Company will indemnify them to the fullest extent permitted by such law. We have entered into and expect to continue to enter into agreements to indemnify our directors, executive officers, and other associates as determined by the Board. Under the terms of such indemnification agreements, we are required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the State of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was a director or officer of the Company or was serving at the Company’s request in an official capacity for another entity. The Company must indemnify its officers and directors against all reasonable fees, expenses, charges, and other costs of any type or nature whatsoever, including any and all expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness or participate in any completed, actual, pending, or threatened action, suit, claim, or proceeding, whether civil, criminal, administrative, or investigative, or establishing or enforcing a right to indemnification under the indemnification agreement. The indemnification agreements also require the Company, if so requested, to advance all reasonable fees, expenses, charges, and other costs that such director or officer incurred, provided that such person will return any such advance if it is ultimately determined that such person is not entitled to indemnification by the Company. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against the Company and may reduce the amount of money available to it.

Any underwriting agreement or distribution agreement that the registrant enters into with any underwriters or agents involved in the offering or sale of any securities registered hereby may require such underwriters or dealers to indemnify the registrant, some or all of its directors and officers and its controlling persons, if any, for specified liabilities, which may include liabilities under the Securities Act of 1933, as amended.

Item 16.	Exhibits

Exhibit Number	Description

1.1	Form of Underwriting Agreement (incorporated by reference to Exhibit 1.1 to the registration statement on Form S-1 (333-284501) filed on January 24, 2025).

3.1	Certificate of Incorporation of Primo Brands Corporation (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K).

3.2	Bylaws of Primo Brands Corporation (incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K).

4.1	Description of Capital Stock (incorporated by reference to Exhibit 4.6 to the Company’s Annual Report on Form 10-K).

Exhibit Number	Description

5.1	Opinion of Latham & Watkins LLP (incorporated by reference to Exhibit 5.1 to the registration statement on Form S-1 (333-284501) filed on January 24, 2025).

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm of Primo Brands Corporation (f/k/a Triton US Holdco, Inc.).

23.2	Consent of Ernst & Young LLP, independent registered public accounting firm of Triton Water Parent, Inc.

23.3	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm of Primo Water Corporation.

23.4	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1	Power of Attorney of Eric J. Foss

24.2	Power of Attorney (incorporated by reference to the Company’s Registration Statement on Form S-1 (333-284501) filed on January 24, 2025).

107.1	Filing Fee Table (incorporated by reference to Exhibit 107 to the Company’s Registration Statement on Form S-1 (333-284501) filed on January 24, 2025).

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act (“Rule 424(b)”) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B under the Securities Act (“Rule 430B”) relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) under the Securities Act for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 2nd day of December, 2025.

PRIMO BRANDS CORPORATION

By:	/s/ Michael James
Name:	Michael James
Title:	Vice President, Assistant General Counsel

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

SIGNATURE	TITLE

/s/ Eric J. Foss Eric J. Foss	Chief Executive Officer and Director (Principal Executive Officer)

* David Hass	Chief Financial Officer (Principal Financial Officer)

* Jason Ausher	Chief Accounting Officer (Principal Accounting Officer)

* C. Dean Metropoulos	Non-Executive Chairman and Director

* Britta Bomhard	Director

* Susan E. Cates	Director

* Michael Cramer	Director

* Jerry Fowden	Director

* Tony W. Lee	Director

* Billy D. Prim	Director

* Kimberly Reed	Director

* Steven P. Stanbrook	Director

*By:	/s/ Michael James
Michael James
Attorney-in-Fact